                                                                    EXHIBIT 4.05

                                   DVDO, INC.
                Form of Incentive Stock Option Acceptance Letter

TO:                                                     GRANT DATE:

    We are pleased to notify you that DVDO, Inc., a California corporation (the "Company") hereby grants to you (sometimes referred to herein as "Optionee") an
Option to purchase all or any part of             (            ) shares (the
"Option Shares") (although no fractional shares may be purchased) of the Company's Common Stock under the 1997 Stock Option Plan (the "Plan"), at the
exercise price of             ($      ) per share ("Exercise Price"). Such
Option shall be an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

    This option cannot be exercised, unless you first sign this document in the place provided and return it to the Secretary of the Company. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only when you exercise this option in the manner set forth in Section 1 below.

    THIS OPTION IS SUBJECT TO AND MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS LETTER. A COPY OF THE PLAN IS ATTACHED TO THIS INCENTIVE STOCK OPTION ACCEPTANCE LETTER AND SHOULD BE READ CAREFULLY.

    1. TERM OF OPTION, VESTING AND EXERCISE OF OPTION. Subject to the provisions of the Plan and the terms and conditions of this Acceptance Letter, this option may be exercised by you during a period of up to ten (10) years from the Grant Date as follows:

    (a) Grant Date:

    (b) Initial Vesting Date:

    (c) Number of Shares Optioned:

    (d) Option Exercise Price:

    (e) Expiration Date:

    This Option to purchase shares of common stock of the Company is not exercisable in any part until the Initial Vesting Date. On the Initial Vesting Date, one-fourth ( 1/4) of the Optioned Shares shall be purchasable. The remaining Optioned Shares shall vest in equal monthly increments thereafter until the expiration of thirty (30) months from the Initial Vesting Date.

    Subject to the terms hereof in Sections 2 and 3 below, any portion of the options that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of ten (10) years from the Grant Date.

    REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE COMPANY'S OPTION SHARES OR UPON OPTIONEE'S SEPARATION. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED 1N THE ATTACHED STOCK RESTRICTION AGREEMENT.

    2. TERMINATION OF EMPLOYMENT. If your employment with the Company is terminated for any reason other than death or disability, this option must be exercised within three (3) months of such event to the extent that it was vested on the date of termination, but in no event may this option be exercised after ten (10) years from the Grant Date. Failure to exercise the option within such three (3) months shall cause all unexercised portions of the option to lapse. If you are granted a leave of absence, you shall be deemed to be still in the employ of the Company, except that you may not exercise an option during such leave of absence.

    3. DEATH OR DISABILITY. If you die or are disabled while employed by the Company, this option must be exercised in whole or in part by the duly authorized executor of your last Will or by the duly authorized administrator or special administrator of your estate as the case may be within six (6) months, to the extent that the option was vested on the date of your death or disability, but in no event after ten (10) years from the Grant Date. Your estate shall mean yourself or your legal representative or any person who acquires the right to exercise an option, as the case may be, by reason of your death or disability. If you are subject to the provisions of this Section 3 and fail to exercise the option within the six (6) month period, then the unexercised portion of the option shall lapse.

    4. NONTRANSFERABILITY OF OPTION. This option shall not be transferable except by Will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment.

    5. METHOD OF EXERCISE. This option may be exercised with respect to all or any part of any Option Shares as follows:

        (a) By giving the Company written notice of such exercise, specifying the number of shares as to which this option is so exercised and accompanied by cash, check, bank draft, or money order payable to the order of the Company for an amount in lawful money of the United States equal to the Exercise Price multiplied by the number of said shares, or where permitted by law:

        (i) by cancellation of indebtedness of the Company to the Optionee;

        (ii) by surrender of shares of the Company's Common Stock that either
    (i) are owned by Optionee and have been paid for within the meaning of SEC Rule 144 (and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or (ii) were obtained by Optionee in the open public market and are clear of all liens, claims, encumbrances or security interests.

        (iii) by waiver of compensation due or accrued to Optionee for services rendered;

        (iv) provided that a public market for the Company's stock exists,
    (i) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company or
    (ii) through a "margin" commitment from Optionee and a NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

        (v) by any combination of the foregoing; and

    (b) By executing your Stock Restriction Agreement (Exhibit "A" to the Plan).

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    As soon as practical after receipt of such notice, the Company shall, without transfer or issue tax or other incidental expense to you or your successor, transfer and deliver thereto at the office of the Company or such other place as may be mutually agreeable a certificate or certificates for such shares of its common stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other laws or regulations applicable to the issuance or transfer of such shares. If you fail to accept delivery of any payment for all or any part of the number of shares specified in such Notice upon tender of delivery of these shares, your right to purchase said shares may be terminated by the Company at its election and within its sole discretion.

    6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-up, combinations or exchanges of shares and the like, the aggregate number or class of shares subject to this option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan, and such adjustment shall be conclusive.

    7. TAX STATUS. Incentive stock options granted pursuant to the Plan are intended to result in favorable tax treatment under Section 422 of the Code. Your treatment of shares purchased pursuant to the exercise of the option thereafter may have significant tax consequences. You may wish to consult your tax advisor with respect to the tax consequences to you upon exercise of the option or sale of the stock that you acquire pursuant to this option.

    8. TAX WITHHOLDING. Prior to the issuance of the Option Shares upon exercise of the Option, Optionee must pay or provide for the applicable federal, state, and local tax withholding obligations of the Company. If the Company permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Option Shares with a fair market value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Option Shares to Optionee by deducting the Option Shares retained from the Option Shares issuable upon exercise.

    9. CONDITIONAL SECTION 83(b) ELECTION FOR UNVESTED OPTION SHARES. With respect to the exercise of Unvested Shares (as defined in the Stock Restriction Agreement) pursuant to an ISO which are subject to the Repurchase Option as described in the Stock Restriction Agreement, Optionee may elect to file a conditional 83(b) Tax Election with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within thirty (30) days of the purchase of the Unvested Shares. Such election may, in the event of a disqualifying disposition of Option Shares obtained pursuant to an ISO exercise or for determining alternative minimum tax for such a transaction, permit the Optionee to be taxed currently on any difference between the Exercise Price of the Unvested Shares and their fair market value on the date of purchase. In situations in which the 83(b) Tax Election is not recognized by the Internal Revenue Service, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Optionee, measured by the excess, if any, of the fair market value of the Unvested Shares at the time they cease to be Unvested Shares, over the Exercise Price of the Unvested Shares.

    10. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option is an ISO, and if Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the ISO on or before the later of (i) the date two
(2) years after the Date of Grant; and (ii) the date one (1) year after transfer of such Option Shares to Optionee upon exercise of the Option, Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current wages or other compensation payable to Optionee.

    11. COMPLIANCE WITH SECURITIES LAWS AND REGULATIONS. The Plan and this Incentive Stock Option Acceptance Letter are intended to comply with
Section 25102(o) of the California Corporations Code. Any provision of this Agreement which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with respect to all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Option Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

    12. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to any Option Shares until Optionee exercises the Option and pays the Exercise Price and the Option Shares are issued to Optionee.

    13. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan (including when executed, the Stock Restriction Agreement) constitute the entire agreement between the parties and supersedes, merges and voids all prior undertakings and agreements with respect to the subject matter hereof.

    14. NOTICES. All notices required or desired to be given pursuant to this Agreement shall be in writing and shall be personally served (including by commercial delivery or courier service) or given by mail. Any notice given by mail shall be deemed to have been given and received when ninety-six (96) hours have elapsed from the time such notice was deposited in the United States mail, certified or registered and first-class postage prepaid, addressed, if intended to a party to this Agreement, at the address set forth below its signature or to such other address as such party may have designated by like written notice to each of the other parties from time to time.

    15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

    17. FINANCIAL REPORTS. The Company shall provide financial and other information regarding the Company, on an annual or more frequent basis, to each individual holding an outstanding option under the Plan, as required pursuant to
Section 260.140.46 of Title 10, California Code of Regulations.

                                          COMPANY: DVDO, INC.

                                          By:
                                             -----------------------------------

                                          Title:
                                               ---------------------------------

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                                          OPTIONEE:

                                          Address:
                                                 -------------------------------
                                          --------------------------------------
                                          --------------------------------------

                                          Social Security No.:
                                                       -------------------------

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                                   EXHIBIT A

                               NOTICE OF EXERCISE

                               NOTICE OF EXERCISE

                                       , 200

DVDO, Inc.
1129 Dell Avenue
Campbell, CA 95008

Ladies and Gentlemen:

    Please be advised that with respect to my stock option grant dated
            , 19  , I hereby exercise my option to purchase an aggregate of
            (            ) shares of DVDO, Inc. Common Stock ("Shares"), at an
exercise price of             ($      ) per share, for a total of
Dollars ($            ).

    In connection with the option exercise, attached please find my executed
Stock Restriction Agreement and personal check in the amount of       Dollars
($      ).

                                                -------------------------------------------
                                                (Signature)

                                                -------------------------------------------
                                                (Print Name)

                                    Address:
                                                -------------------------------------------

                                                -------------------------------------------

                                                -------------------------------------------

                                                -------------------------------------------
                                                (Social Security Number)

                                   EXHIBIT B
                          STOCK RESTRICTION AGREEMENT

                                   DVDO, INC.
                          STOCK RESTRICTION AGREEMENT

    THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is made this       of
            , by and between DVDO, Inc., a California corporation (the
"Company"), and             ("Purchaser"), with respect to an aggregate of
            (            ) shares ("Shares") of the Company's common stock, at a
purchase price of             ($      ) per share ("Exercise Price"), issued to
the Purchaser under the Company's 1997 Stock Option Plan (the "Plan"). Capitalized terms not otherwise defined shall have the meanings assigned to them in the Plan.

    NOW, THEREFORE, in consideration of the obligations herein assumed by the respective parties, it is mutually agreed as follows:

         1.  EXERCISE OF OPTION.

           (a) Pursuant to the exercise of that certain option ("Option") granted to Purchaser under the Plan and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Shares upon the terms and conditions set forth above. As used in this Agreement, the term "Shares" refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and
       (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

           (b) Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the form of Stock Option Acceptance Letter as follows (check and complete as appropriate):

               [ ] in cash in the amount of $            , receipt of which is
           acknowledged by the Company;

               [ ] by cancellation of indebtedness of the Company to Purchaser
           in the amount of $            ;

               [ ] by delivery of             fully-paid, nonassessable Shares
           of the Common Stock of the Company owned by Purchaser which have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144") (if purchased by use of a promissory note, such note has been fully paid with respect to such Shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $ per share; or

               [ ] by the waiver hereby of compensation due or accrued for
           services rendered in the amount of $            .

         2.  DELIVERIES BY PURCHASER.  Purchaser hereby delivers to the Company
    (i) the form of Notice of Exercise, (ii) this Stock Restriction Agreement,
    (iii) if Purchaser is married, a consent of Spouse in the form of EXHIBIT A attached hereto (the "Spouse Consent") executed by Purchaser's spouse),
    (iv) two (2) copies of a blank Assignment Separate From Certificate substantially in the form attached hereto as EXHIBIT B, both executed by Purchaser and (v) the Exercise Price.

         3. DELIVERIES BY THE COMPANY. Upon its receipt of the Exercise Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2 above, the Company will issue a duly executed stock certificate evidencing the Shares in the name of the Purchaser, to be placed in escrow as provided in Section 4 below until expiration or termination of the Right of First Refusal and Company's Repurchase Option described herein.

         4. SHARES TO BE HELD IN ESCROW. Upon issuance, the certificates for any shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Company or other designee of Company ("Escrow Holder") to be held in escrow in accordance with the provisions of this
    Section 4. Each deposited certificate shall be accompanied by two
    (2) duly-executed Assignments Separate From Certificate substantially in the form attached hereto as EXHIBIT B. The deposited certificates, together with any other assets or securities from time to time deposited with the Escrow Holder pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation. In connection with the escrow of the Shares described herein, Purchaser may be required to execute and deliver a written escrow agreement between the Purchaser, the Company and the Escrow Holder in such form as the Board will from time to time approve.

         5.  RESTRICTIONS AGAINST TRANSFER.

           (a) RESTRICTIONS IMPOSED BY THIS AGREEMENT. Purchaser shall not transfer, assign, hypothecate, or in any way dispose of any of his Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Company, except to the extent that a transfer is made in accordance with the terms of this Agreement. Any purported transfer in violation herein of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title therein to the purported transferee.

           (b) FEDERAL LAW RESTRICTIONS ON TRANSFER. Purchaser hereby acknowledges that in addition to the restrictions imposed by subsection 5(a), above, the following restrictions also apply with respect to the
       Shares:

               (i) The Shares held by Purchaser must be held indefinitely unless registered under the Securities Act, or unless, in the opinion of counsel of the Company, an exemption from such registration is available;

               (ii) Only the Company may file a registration statement with the Securities and Exchange Commission (the "SEC"), and the Company is under no obligation to do so, with respect to the Shares;

              (iii) Exemption from registration may not be available or may not permit Purchaser to transfer the Shares in the amounts or at the times proposed by Purchaser;

               (iv) Purchaser has been advised that the exemption from the registration requirements under Rule 144 is not presently available with respect to the Shares and may never be available and, in any event, requires that the Shares be held and fully paid for within the meaning of Rule 144 for the applicable periods described herein, before they may be resold under Rule 144;

               (v) The Company is under no obligation to file any disclosure statement with the SEC or to furnish Purchaser with information to sell any of the Shares under Rule 144;

               (vi) In reliance upon the representations of Purchaser set forth in Section 6 below, the Company has not registered the Shares with the SEC under the Securities Act of 1933, as amended (the "Securities Act").

         6. REPRESENTATIONS OF PURCHASER. Purchaser represents and warrants to the Company that:

           (a) Purchaser is purchasing the Shares for Purchaser's own account for investment only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act;

           (b) Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares, and no other person has any beneficial ownership in the Shares;

           (c) Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition;

           (d) Purchaser was not at any time presented with or solicited by any publicly issued or circulated newspaper, mail, radio or television advertisement, or any other form of general advertising;

           (e) Purchaser has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning this investment and to obtain any and all documents requested in order to supplement or verify any of the information supplied;

           (f) Purchaser recognizes that this investment in the Shares involves special and substantial risks;

           (g) Purchaser recognizes (i) the highly speculative nature of the investment, (ii) the financial hazards involved, (iii) the lack of liquidity of the Shares and restrictions upon transferability thereof (e.g., that the undersigned may not be able to sell or dispose of them or use them as collateral for loans), and (iv) the qualifications and backgrounds of the principals of the Company, among other matters;

           (h) Purchaser specifically represents and warrants that Purchaser is financially capable of bearing a total loss of this investment;

           (i) If Purchaser is married, Purchaser's spouse shall execute the consent of spouse form attached hereto and Purchaser understands that if such form is not signed, then the Company shall be entitled to rely on such fact that Purchaser is unmarried at the time of purchase; and

           (j) Purchaser, has received a copy of the Plan and the Stock Option Acceptance Letter, has read and understands the terms of the Plan, the Stock Option Acceptance Letter and this Stock Restriction Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of Options or disposition of Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

         7. OBLIGATIONS OF SUBSEQUENT TRANSFEREES. Upon any purported transfer of the Shares pursuant to the terms of this Agreement, the transferee or any subsequent transferee shall be required to sell or transfer his or her Shares as provided in this Agreement in the same manner and to the same extent as the transferring stockholder would have been required to sell or transfer the Shares. All references in this Agreement to Shares shall be deemed to include Shares owned by any transferee, except that payment for the Shares shall be made to the record owner.

         8.  RESTRICTION ON TRANSFER.

           (a) RIGHT OF FIRST REFUSAL. Prior to any proposed transfer by Purchaser of his Shares (referred to in this Section 8 as the "Offered Shares"), or any rights or interests therein, Purchaser shall give written notice to the Secretary of the Company of his intention to transfer the Offered Shares. The notice must be accompanied by a copy of a bona fide executed agreement between the Purchaser and the proposed transferee relating to the purchase of the Offered Shares and must specify the name of the proposed transferee, the number of Offered Shares to be transferred, the price per Offered Share, and the terms of payment.

       Receipt of the notice of proposed transfer by the Company shall constitute the grant of an option to the Company exercisable for thirty
       (30) days after receipt to purchase the Offered

       Shares in the same manner and on the same terms and conditions as agreed to by the proposed transferee under the executed agreement. The Company shall have the right, exercisable in its sole discretion, to assign such option in whole or in part, to one or more assignees. In the event that the offer does not provide for payment in cash, then, at the sole discretion of the Company, the Option may be exercised by payment of the cash equivalent of the fair market value of the purchase price or upon such other terms as the Company (or its assignee(s), if any) and Purchaser may agree. In the event that the Purchaser and the Company cannot agree on the fair market value of the purchase price, the Board of Directors of the Company shall make a determination of fair market value and notify Purchaser of such determination (the "Determined Purchase Price"). The Purchaser shall then have ten (10) days to accept or reject the Determined Purchase Price. The Company's notification to Purchaser shall specify the Determined Purchase Price and the method or calculation for determining the price. If Purchaser does not notify the Company (or assignee) of his or her rejection within such ten (10) day period, he will have been deemed to have accepted the Determined Purchase Price. In the event, however, Purchaser does reject the Determined Purchase Price, the matter shall be submitted to arbitration by a single arbitrator experienced in such disputes. The arbitration shall be conducted by the American Arbitration Association ("AAA"), San Francisco office, under the commercial rules which shall then be in effect. The AAA shall be requested to determine only two facts: (i) the fair market value of the property or service; and (ii) the reasonable cost of attorneys' fees for determination of such fair market value. In connection with such arbitration, the Determined Purchase Price shall be inadmissible and the arbitrator shall be instructed in the event such information comes to his or her attention, not to consider such Determined Purchase Price. The Company and the Purchaser shall each pay fifty percent (50%) of the costs of arbitration. The arbitrator shall be skilled and experienced in making determinations of the type called for in such arbitration proceeding. The maximum number of hearing days in any arbitration shall be three (3) and the arbitrator shall not permit any "discovery" other than an exchange of documents. The arbitrator shall issue a written decision listing reasons for the decision and the findings within fifteen (15) calendar days after the last hearing date.

           (b) EXERCISE OF OPTION. Subject to the arbitration provisions above, if the Company (or its assignee(s), if any) desires to acquire any part or all of the Offered Shares, it shall deliver to Purchaser a written election to purchase his Shares within thirty (30) days following the Company's receipt of notice of the proposed transfer. The closing of the purchase shall take place on the date specified in the election, but not later than thirty (30) days after the date of delivery of such election.

           (c) FAILURE TO EXERCISE OPTION. If the Company and/or its assignee(s), if any, do not elect to purchase all of the Offered Shares set forth in the notice of proposed transfer within the option period, all of the Offered Shares may be transferred at any time within one hundred twenty (120) days from the date of the notice of proposed transfer, to the person and on the terms specified in the notice of proposed transfer. The transferee will receive and hold the Shares subject to all the provisions and restrictions in this Agreement. If the Offered Shares have not been transferred within such one hundred twenty
       (120)-day period, or if there has been any change in the terms of sale from the terms set forth in the original agreement between Purchaser and the proposed transferee, the Offered Shares shall not be transferred without the Company having the right to purchase same pursuant to the terms and conditions of the Company's first refusal rights, in the manner and on the terms provided in this Agreement.

         9.  REPURCHASE OPTION.

           (a) Purchaser hereby grants to the Company the Option (the "Repurchase Option") to repurchase all or part of the Shares (as defined below) at the original purchase of such shares (the "Option Price"), subject to adjustment pursuant to Section 12, upon the occurrences set forth in subsection (b), but only to the extent such Shares have not been released from the Repurchase Option as provided in subsection (b). All of the Shares shall initially be subject to the Repurchase Option.

           (b) One fourth ( 1/4) of the Shares shall vest on
       Commencing with             and the end of each month thereafter,
                   (            ) of the Shares shall be released from the
       Repurchase Option until all of the Shares are so released. Shares subject to the Repurchase Option are referred to herein as "Unvested Shares," and Shares which have been released from the Repurchase Option are referred to herein as "Vested Shares."

           (c) The Company may exercise the Repurchase Option if during the term of this Agreement any one of the following events (an "Offering Event") takes place: (i) Purchaser shall cease to be an employee, director or consultant of the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or disability; or (ii) any event occurs which causes the involuntary transfer to creditors or to any other person or entity of all or any part of the Shares still subject to the Repurchase Option at the time of such transfer.

           (d) Upon the occurrence of an Offering Event, the Company may exercise the Repurchase Option by delivering personally, or by registered or certified mail, to Purchaser (or his permitted transferee or legal representative, as the case may be), within ninety (90) days after the date of the Offering Event, a notice in writing indicating the Company's election to exercise its Repurchase Option and the number of Shares to be purchased by the Company or the Company's designee, who shall be identified in such notice, and setting forth a date for closing not later than thirty (30) days from the date of giving such notice.

           (e) The closing for the repurchase of the Shares pursuant to the exercise of the Repurchase Option shall take place at the Company's principal offices. At the closing, the holder of the certificate(s) representing the Shares being transferred shall deliver said certificate or certificates evidencing the Shares to the Company, duly endorsed for transfer, and the Company (or its designee) shall tender payment of the purchase price for the Shares being purchased. The purchase price shall be payable in full in cash, or by check, provided that the Company may elect to offset against and deduct from any payment of the purchase price any indebtedness then owed by Purchaser to the Company.

        10. RESTRICTIONS ON PURCHASE BY CORPORATION. The right of the Company to exercise its option and to purchase any of the Shares is subject to the restrictions governing the right of a corporation to purchase its own stock contained in the California Corporations Code, and such other pertinent governmental restrictions as are now, or may hereafter become effective.

        11. TERMINATION. Except with respect to those restrictions set forth in Sections 5 and 14, the restrictions on the transfer of Shares set forth in this Agreement shall terminate upon the happening of any of the following events:

           (a) All of the Company's outstanding shares are held by only one person, entity, corporation or association;

           (b) The parties to this Agreement agree in writing or the Company's Board of Directors so determines in writing that this Agreement shall terminate;

           (c) The Company dissolves; or,

           (d) At the time of the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Act.

        12.  ADJUSTMENTS.  If, from time to time during the term of this
    Agreement: (i) there is any stock dividend, other distribution or dividend of cash or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then in such event, any and all new, substituted or additional securities, cash, or other property to which Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to the Repurchase Option and the Right of First Refusal and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Repurchase Option, the Right of First Refusal and other terms of this Agreement. While the total Option Price shall remain the same after any such event, the Option Price per share shall be appropriately adjusted.

        13.  REFUSAL TO TRANSFER.  The Company shall not be required:

           (a) To transfer on its books any Shares that have been sold, given away, or otherwise transferred in violation of any provision set forth in this Agreement; or

           (b) To treat as owner of such Shares or to accord the right to receive dividends to any purchaser, done, or other transferee to whom such Shares shall have been so transferred.

        14.  RESTRICTION ON CERTIFICATES.

           (a) LEGENDS. The Company and Purchaser agree that all certificates representing all Shares of the Company which at any time are subject to the provisions of this Agreement shall have endorsed upon them the legends in substantially the following forms, as well as any additional legends required by applicable state and federal securities laws:

       THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, IN RELIANCE UPON AN EXEMPTION THEREFROM. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCK RESTRICTION AGREEMENT BY AND BETWEEN THE COMPANY AND THE PURCHASER (THE "AGREEMENT") AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE AGREEMENT. THE AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE COMPANY'S SHARES OR UPON CESSATION OF SERVICE WITH THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

           (b) STOP TRANSFER INSTRUCTIONS. Purchaser agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to such certificates or instruments and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. Under no circumstances shall any sale or other transfer of any Shares be valid until the proposed transferee shall have executed and become a party to this Agreement, unless this requirement is waived by the prior express written consent of the all the parties; and, notwithstanding any other provision of this Agreement, no such sale or other transfer shall in any event result in the nonapplicability of the provisions of this Agreement.

        15. SEVERABILITY. In the event that any of the provisions of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.

        16. CONSTRUCTION. All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as identification of the person or persons, firm or firms, corporation or corporations may require.

        17. GOVERNING LAW. This Agreement has been executed in and shall be governed by the laws of the State of California.

        18. AMENDMENT. No amendment or variation of the terms of this Agreement, with or without consideration, shall be valid unless made in writing and signed by all of the parties to this Agreement at the time of such amendment.

        19. INUREMENT. Subject to the restrictions against transfer or assignment contained herein, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties. Purchaser agrees that he will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance upon any of his Shares at any time subject hereto, other than an encumbrance created or permitted by this Agreement.

        20. NOTICES. All notices required or desired to be given pursuant to this Agreement shall be in writing and shall be personally served (including by commercial delivery or courier service) or given by mail. Any notice given by mail shall be deemed to have been given and received when ninety-six (96) hours have elapsed from the time such notice was deposited in the United States mail, certified or registered and first-class postage prepaid, addressed, if intended to a party to this Agreement, at the address set forth below its signature or to such other address as such party may have designated by like written notice to each of the other parties from time to time.

        21. MARKET STAND-OFF. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Common Stock without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty
    (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify.

        22. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties, relating to the subject matter of this Agreement, which are not fully expressed herein.

        23. 83(b) TAX ELECTION. Purchaser understands that if the Shares are acquired hereunder pursuant to the exercise of an NSO, Section 83 of the Code taxes as ordinary income the difference between the Exercise Price paid for the Shares and the fair market value of the Shares as of the date any forfeiture restrictions lapse on the Shares. For this purpose, "forfeiture restrictions" include the rights of the Company to repurchase the Shares pursuant to the

    Repurchase Option provided under Section 9 of this Agreement. Purchaser understands that he may elect under Section 83(b) of the Code to be taxed at the time the Shares cease to be subject to such forfeiture restrictions. If the Shares are acquired hereunder pursuant to the exercise of an ISO, then the Purchaser understands that the Purchaser may file a conditional 83(b) tax election to be taxed at the time the Shares cease to be subject to such forfeiture restrictions for purposes of disqualifying disposition events and alternative minimum taxation. In each case, such 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement and even if the fair market value of the Shares at the date of this Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT C HERETO. PURCHASER UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE PURCHASER AS THE FORFEITURE RESTRICTIONS LAPSE. PURCHASER FURTHER ACKNOWLEDGES THAT SUCH ELECTION MAY RESULT IN ALTERNATIVE MINIMUM TAX LIABILITY AND THAT PURCHASER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THIS MATTER. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
    SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF THE SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY, PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH PURCHASER'S TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE.

        24. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                                               By:  --------------------------------------
                                                   Name:
                                                   Title:

                                               Address:  1129 Dell Avenue
                                                        Campbell, CA 95008

                                               PURCHASER:

                                               -------------------------------------------
                                               (signature)

                                               Name:

                                               Address:

                                   EXHIBIT A
                         SPOUSE'S CONSENT TO AGREEMENT

    I acknowledge that I have read the foregoing Agreement, that I know its contents, and that I have had an opportunity to consult independent counsel. I am aware that by its provisions, my spouse agrees to sell all shares of the Company, including my community interest in them, upon the happening of certain events. I further agree that any action taken by my spouse with respect to the Shares shall be deemed to be my action as well, as if I had consented to the same and I hereby approve all such actions of my spouse. I hereby consent to the sale, approve of the provisions of the Agreement, and agree that I will not bequeath the shares or any of them or any interest in them by my Will if I predecease my spouse. I direct that the residuary clause in my Will shall not be deemed to apply to my community interest in the shares.

                                          --------------------------------------
                                          (signature)

                                          Name:
                                               ---------------------------------
                                               (print)

                                   EXHIBIT B
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

    FOR VALUE RECEIVED,                                       , hereby sells,
assigns and transfers unto             , an aggregate of       (      ) shares
of the Common Stock of DVDO, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate
No.    herewith, and does hereby irrevocably constitute and appoint Wise &
Shepard LLP (or any other person selected by the Company in its discretion) as attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
     ---------------------------------

                                          --------------------------------------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

    FOR VALUE RECEIVED,                                       , hereby sells,
assigns and transfers unto             , an aggregate of       (      ) shares
of the Common Stock of DVDO, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate
No.       herewith, and does hereby irrevocably constitute and appoint Wise &
Shepard LLP (or any other person selected by the Company in its discretion) as attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:
     ---------------------------------

                                          --------------------------------------

                                   EXHIBIT C

                           SECTION 83(b) TAX ELECTION
             (FOR REGULAR INCOME TAX--NON-STATUTORY STOCK OPTIONS)
                 (FOR DISQUALIFYING DISPOSITION AND ALTERNATIVE
               MINIMUM TAXATION PURPOSES-INCENTIVE STOCK OPTIONS)

    This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1) The taxpayer is:                        Spouse (if any):
    Name:                                   Name:            Address
    Taxpayer ID No.:                        Taxpayer ID No.:

(2) The property with respect to which the election is being made is shares of the Common Stock of DVDO, Inc.

(3) The property was issued on             .

(4) The taxable year in which the election is being made is the calendar year
                .

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's ceases to provide services to the Company. Issuer's repurchase rights shall lapse with respect to the Unvested Shares 25% on September 1, 1999 and the balance in a series of equal successive monthly installments over thirty months until such time as all of the Unvested Shares shall have become Vested Shares.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0. per share.

(7) The amount paid for such property is $0      per share.

(8) A copy of this statement was furnished to DVDO, Inc., for whom taxpayer renders the services underlying the transfer of property.

(9) This statement is executed as of             .

--------------------------------------                       --------------------------------------
Spouse (if any)                                              Taxpayer

    This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within thirty (30) days after the execution date of the Stock Restriction Agreement.